Exhibit 10.1

INTERNATIONAL STEM CELL CORPORATION
SECURITIES PURCHASE AGREEMENT
SERIES C CONVERTIBLE PREFERRED STOCK

SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated as of August 20, 2008, between International Stem Cell Corporation, a Delaware corporation (the “Company”), and X-Master, Inc., a New Hampshire corporation (the“Investor”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investor (or Investor’s designee, provided that such designee is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933), and the Investor desires to purchase, an aggregate of up to 3,000,000 shares of Series C Stock (as defined below) of the Company (the “Shares”), convertible to shares of Common Stock of the Company based on an initial conversion price of $.25 per share, all for an aggregate price of $3,000,000;

WHEREAS, the Investor desires to purchase the Shares in three tranches, with an initial tranche of 700,000 Shares purchased on or before August 22, 2008; an additional tranche of 1,300,000 Shares to be purchased on or before September 23, 2008; and a third tranche of 1,000,000 Shares to be purchased on or before December 15, 2008. The purchase of each tranche subsequent to the first shall be subject to Investor’s determination, in Investor’s sole discretion, that there has been no material adverse change in the Company’s business or financial prospects; and

WHEREAS, the following terms appearing herein shall have the following meanings unless otherwise defined herein:

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Laws” has the meaning set forth in Section 2.20.

“Certificate of Designation” means the Certificate of Designation of Rights, Preferences, Privileges and Restrictions of the Series C Preferred Stock of International Stem Cell Corporation in the form attached as Exhibit 1 to be filed with the Delaware Secretary of State prior to the Closing.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware.

“Closing” and “Closing Date” have the meanings set forth in Section 1.2.

“Common Stock” shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company’s Common Stock, $.001 par value per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the preamble and includes any corporation that shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder.

“Conversion Price” has the meaning assigned thereto in the Certificate of Designation.

The term “corporation” shall mean any corporation, association, joint stock company, business trust, limited liability company or other similar organization.

“Exchange Act” means the Securities Exchange Act of 1934.

“Material Adverse Effect” has the meaning set forth in Section 2.2.

“Material Agreement” shall mean any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected.

“Own” shall mean own beneficially, as that term is defined in the rules and regulations of the SEC.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

“Required Approvals” has the meaning set forth in Section 2.5.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of the Series C Stock, assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 2.8.

“Securities” shall mean the Shares.

“Securities Act” means the Securities Act of 1933.

“Series C Stock” shall mean the Series C Convertible Preferred Stock, par value $.001 per share, of the Company, having the terms set forth in the Certificate of Designation.

“Shares” has the meaning set forth in the preamble.

“Share Price” shall mean $1.00 per Share.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 2.1 and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Taxes” shall mean all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

“Transaction Document” means this Agreement, the exhibits and schedules hereto and the Certificate of Designation.

“Transfer Agent” has the meaning set forth in Section 1.2(b).

“Underlying Shares” shall mean the shares of Common Stock issued from time to time upon conversion of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.	Purchase and Sale of Stock.

1.1	Sale and Issuance of Securities.

1.1.1	First Tranche

The Company shall sell to the Investor and the Investor shall purchase from the Company, 700,000 Shares at a price per Share equal to the Share Price.

1.1.2	Second Tranche

Subject to Investor’s determination, in Investor’s sole discretion, that there has been no Material Adverse Effect with respect to the Company, Investor shall purchase an additional 1,300,000 Shares at the Share Price, such option to be exercised by delivery of written notice to the Company on or before September 15, 2008.

1.1.3	Third Tranche

Subject to Investor’s determination, in Investor’s sole discretion, that there has been no Material Adverse Effect with respect to the Company, Investor (or Investor's designee) shall purchase an additional 1,000,000 Shares at the Share Price, such option to be exercised by delivery of written notice to the Company on or before December 1, 2008.

1.2
The closing of the purchase and sale of each tranche described in Sections 1.1.1, 1.1.2 and 1.1.3, respectively shall take place at the offices of McLane, Graf, Raulerson & Middleton, Professional Association or such other place as is mutually acceptable to the parties no later than:

1.2.1	for the first tranche, August 20, 2008;

1.2.2	for the second tranche, September 23, 2008; and

1.2.3	for the third tranche, December 15, 2008.

Each such closing described above is referred to herein as the “Closing” and each such date described above is referred to herein as a “Closing Date.”  At each such Closing and on each such Closing Date:

1.2.4	the Investor shall deliver to the Company or its designees by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Shares; and

1.2.5
the Company shall, either directly or through its transfer agent (the “Transfer Agent”) arrange delivery to the Investor of one or more stock certificates registered in the name of the Investor, representing the Shares purchased at the Closing.

1.3	Investor’s Conditions of Closing. The obligation of the Investor to complete the purchase of the Securities at each of the Closings is subject to fulfillment of the following conditions:

1.3.1	the Company shall have filed the Certificate of Designation in the form attached as Exhibit 1 hereto with the Secretary of State of the State of Delaware;

1.3.2	the Company shall deliver to the Investor an opinion of counsel in the form attached as Exhibit 2;

1.3.3
the representation and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date or for representations and warranties that speak as of a specific date) as of such later date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date;

1.3.4	the absence of a Material Adverse Change from the date of this Agreement up to, and including, the Closing Date;

1.3.5	the Company shall have obtained the requisite approval of the transactions contemplated hereby by the Company’s board of directors and stockholders (if applicable);

1.3.6	the Company shall have executed and delivered all other documents reasonably requested by counsel for the Investor that are necessary to complete the transactions contemplated hereby;

1.3.7
the Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation, Certificate of Designation, the Company’s By-Laws and a Certificate of Good Standing issued by the Secretary of State of the State of Delaware; and

1.3.8
the Company’s Board of Directors shall have created a vacancy on the Company’s Board for the Series C Stock director designee, and the Investor’s designee to the Company’s Board of Directors shall have been appointed to fill the vacancy for the Series C Stock director seat created by the Certificate of Designation and the Board of Directors, such appointment to become effective upon filing by such board designee of the requisite SEC disclosure forms.

1.4
Company’s Conditions of Closing.  The obligation of the Company to complete the sale of the Securities at each of the Closings is subject to fulfillment of the following conditions, each of which may waived by the Company:

1.4.1
the representation and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (to the extent such representations and warranties speak as of a later date) as of such later date as though made on and as of the Closing Date;

1.4.2	the Company shall have filed the Certificate of Designation in the form attached as Exhibit 1 hereto with the Secretary of State of the State of Delaware; and

1.4.3	the Company shall have obtained the requisite approval of the transactions contemplated hereby by the Company’s stockholders (if applicable) and board of directors.

2.	Representations, Warranties and Covenants of the Company.

Except as disclosed in the SEC Reports filed after January 1, 2008 and except as set forth in a Disclosure Schedule hereto, the Company hereby makes the following representations and warranties to Investor:

2.1
Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 2.1 (whether or not disclosed in SEC Reports).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in this Section 2.1 shall be disregarded.

2.2
Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation and the Company's By-Laws, as each is currently in effect.

2.3
Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4
No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (other than Liens in favor of the Investor), or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.5
Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (collectively, the “Required Approvals”).

2.6
Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

2.7
Capitalization.  The capitalization of the Company is as set forth on Schedule 2.7 (whether or not disclosed in SEC Reports), which Schedule 2.7 shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof if not already reported on Form 3 or Form 4.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as described in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth in the Disclosure Schedules, the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.8
SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the Note thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9
Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and for operating losses incurred in the ordinary course of business consistent with past losses, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth in the Disclosure Schedules, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

2.10
Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

2.11
Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12
Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.13
Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.14
Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

2.15
Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications.  The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority.  The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications.  The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

2.16
Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

2.17
Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.18
Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.19
Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by the Investor to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents as a result of any action taken by the Company.

2.20
Private Placement.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act or under any state securities or blue sky laws (“Blue Sky Laws”) is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the OTC Bulletin Board.

2.21
Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

2.22	Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

2.23
Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

2.24
Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

2.25
Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Investor or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.  All disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or, when taken together, omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that Investor does not make nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

2.26
No Integrated Offering.  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the OTC Bulletin Board or any Trading Market on which any of the securities of the Company are listed or designated.

2.27
Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

2.28
Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

2.29
No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Investor and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

2.30
Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.31
Accountants.  The Company’s accounting firm is Vasquez & Company.  To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2009.

2.32
No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is not aware of any circumstances with respect to its accountants or lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

2.33
Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

2.34
No Longer “Shell”.  The Company has not been a Shell Company since December 28, 2006.  The Company filed Form 10 Information with the Commission in accordance with the rules and regulations of the Commission under the Exchange Act on or about December 29, 2006, and at all times since such date the Company has been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports and other materials required to be filed thereunder.

2.35
Clinical Studies.  The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or products or product candidates have participated that are described in the SEC Reports were and, if still pending, are being conducted in accordance in all material respects with all applicable federal, state or foreign statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA and current Good Laboratory and Good Clinical Practices) and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific methods. The descriptions in the SEC Reports of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the published data derived from such studies, tests and trials.  The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies, tests or preclinical or clinical trials, which termination, suspension or material modification would reasonably be expected to result in a Material Adverse Effect. No filing or submission to the FDA or any other federal, state or foreign regulatory body, that is intended to be the basis for any approval, contains any material statement or material false information.  The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing their business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies, including those bodies and agencies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect.

3.	Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:

3.1
Authorization.  The Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby.  Each of this Agreement and the other Transaction Documents is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2	Securities Laws Representations and Covenants of Investor.

3.2.1
This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Securities to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that the Investor would constitute an “underwriter” under the Securities Act.  The Investor has not granted any right to any other person to acquire the Securities purchased by the Investor or the Underlying Shares except as permitted by the Securities Act and Blue Sky Laws.

3.2.2
The Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws, and that the Company’s reliance upon such exemption is predicated upon the Investor’s representations set forth in this Agreement.

3.2.3
The Investor covenants that, unless the Securities, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Securities Act, the Investor will not dispose of such securities unless and until the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that the Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance, reasonably satisfactory to the Company and its counsel, that such disposition is made in compliance with Rule 144 under the Securities Act (or any similar or analogous rule) and any applicable state, local or foreign law.

3.2.4
In connection with the investment representations made herein, the Investor represents that (i) the Investor is able to fend for itself in the Contemplated Transactions; (ii) the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor’s prospective investment in the Securities; (iii) the Investor has the ability to bear the economic risks of the Investor’s prospective investment and can afford the complete loss of such investment; (iv) the Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares; (v) the Investor has been furnished with and has had access to such information as it has requested, including information to verify the accuracy of the information supplied; and (vi) the Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by the Investor satisfactorily answered by the Company.

3.2.5
The Investor further represents by execution of this Agreement that the Investor qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act.  Any Investor that is a corporation, a partnership, a trust or other business entity further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

3.2.6
By acceptance hereof, the Investor agrees that the Securities, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by the Investor without registration under the Securities Act or an exemption therefrom, and therefore the Investor may be required to hold such securities for an indeterminate period.

3.3	Legends. All certificates for the Securities, the Underlying Shares and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

In addition, such certificates shall bear any legend that, in the opinion of the Company’s counsel, is required under the other Transaction Documents or pursuant to any state, local or foreign law governing the Securities and the Underlying Shares.

3.4
Brokers or Finders.  The Investor represents and warrants that neither the Company nor the Investor has incurred, directly or indirectly, as a result of any action taken by the Investor (assuming that no unilateral action is taken by the Company), any liability for brokerage of finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.5
Acknowledgment of Reliance.  The Investor hereby agrees and acknowledges that the Company has been induced to enter into this Agreement and to issue and sell the Shares hereunder, in part, based upon the representations, warranties and covenants of the Investor contained herein.

4.	Additional Covenants of the Company.

4.1	Expenses; Indemnification.

4.1.1
The Company agrees to pay on the Closing Date or prior to the date payment is due and save the Investor harmless against liability for the payment of (1) any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement or the other Transaction Documents, the issue and sale of the Securities and the Underlying Shares, (2) the expense of preparing and issuing the Securities and the Underlying Shares, (3) the cost of delivering the Securities and the Underlying Shares of the Investor to the Investor’s home office, insured to the Investor’s satisfaction, and (4) the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company’s performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with.

4.1.2
The Company will indemnify and hold Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Investor Party may suffer or incur with respect to any third party  as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Investor in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Investor, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by Investor Party in this Agreement or in the other Transaction Documents.

4.2
Form D.  As soon as is practicable following the Closing, the Company shall prepare and file with the SEC a Form D concerning the sale of the Securities.  Thereafter, the Company shall furnish such information statements to the stockholders of the Company in accordance with the appropriate SEC rules and regulations and shall take all such other actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the conversion of all Warrants from time to time outstanding.

4.3
Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents, (c) the settlement of any outstanding litigation, or (d) making any investments in securities or otherwise purchasing any equity or debt securities, including without limitation purchasing any corporate, governmental, municipal or auction-rate bonds or other debts instruments (whether at auction, in the open market or otherwise), any commercial or chattel paper, or any certificates of deposit, or investing in any money market or mutual funds.

4.4
Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. (New York City time) on the Trading Day following the date hereof or as soon as practical thereafter and with the time limits prescribed by law, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents as exhibits thereto.  The Company may also issue a press release in conjunction with the filing of such Form 8-K announcing this transaction.  Company and Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Investor, or without the prior consent of Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Investor, except (i) as required by federal securities law in connection with (A) any registration statement filed under the Securities Act covering the resale of the Securities, and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (ii).

4.5	Reservation and Listing of Securities.

4.5.1
The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.5.2
If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

4.5.3
The Company shall apply for, to the extent necessary, and cause all Underlying Shares to be listed, quoted and traded on the OTC Bulletin Board promptly following the Closing Date.  The Company shall (i) if applicable in the time and manner required by the OTC Bulletin Board, prepare and file with such market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such market as soon as possible thereafter, (iii) provide to the Investor evidence of such listing, and (iv) maintain the listing or quoting of the Company’s Common Stock on the OTC Bulletin Board or another Trading Market so long as the Investor holds any Securities, including without limitation the Underlying Shares on any date at least equal to the Required Minimum on such date.

5.	Miscellaneous.

5.1
Entire Agreement; Successors and Assigns.  This Agreement (including all schedules and exhibits thereto) constitutes the entire contract between the parties relative to the subject matter hereof and thereof.  Any previous agreement among the parties with respect to the sale of Securities is superseded by this Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.  Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2
Survival of Representations and Warranties.  Each of the Company on the one hand and the Investor on the other hand has the right to reply upon the representations, warranties, covenants and agreements of the other party contained in this Agreement and the Closing Certificate, subject in the case of the Company’s representations, warranties, covenants and agreements the to information set forth in the Company Disclosure Letter and the documents referenced therein.  All representations and warranties of the parties set forth in this Agreement and the Closing Certificate shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect for twenty-four (24) months after the Closing.

5.3
Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.  Each party hereby irrevocably consents and submits to the jurisdiction of any Delaware State or United States Federal Court sitting in the State of Delaware, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein.  Each party further waives any objection to venue in Delaware and any objection to an action or proceeding in such state on the basis of forum non-conveniens.  Each party also waives any right to trial by jury.

5.4	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5	Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.6
Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to the addresses set forth on the signature pages hereof, with a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association
900 Elm Street
P.O. Box 326
Manchester, NH  03105-0326
Attention:  Thomas W. Hildreth, Esquire
Telephone:  603-628-1177
Fax:  603-625-5650

Any notice to the Company shall be sent to:

International Stem Cell Corporation
2595 Jason Court
Oceanside, CA 92056
Telephone: 760-940-6383
Fax: 760-940-6387

with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133
Attention:  Douglas J. Rein, Esquire
Telephone: 858-677-1443
Fax: 858-638-5043

5.7
Rights of Transferees.  Any and all rights and obligations of the Investor herein incident to the ownership of the Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities, provided that such transfers are made in accordance with the requirements and restrictions governing transfer of the Securities in the Transaction Documents, until extinguished pursuant to the terms hereof.

5.8
Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

5.9
Public Statements.  Neither the Company nor the Investor shall make any public statement about the Contemplated Transactions without the prior written consent of the other party, unless that party determines in good faith, on the advice of legal counsel, that public disclosure is required by law, in which case that party shall consult with the other party prior to making a statement.

5.10
Amendments and Waivers.  Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and subscribers for or holders of fifty-five percent (55%) of the aggregate Shares or then-outstanding Shares, respectively.  Any amendment or waiver effected in accordance with this Section 5.11 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including the Underlying Shares), each future holder of all such Securities (including the Underlying Shares), and the Company.

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SIGNATURE PAGE
TO
INTERNATIONAL STEM CELL CORPORATION
SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of August, 2008.

X-MASTER, INC.
By: /s/Rouslan Semetchkine Name: Rouslan Semetchkine Title: President Address: 1 Overlook Drive, #11 Amherst, NH 03031
ACCEPTED AND AGREED: INTERNATIONAL STEM CELL CORPORATION By: /s/ Kenneth C. Aldrich Name: Kenneth C. Aldrich Title: CEO Dated: August 20, 2008

SCHEDULES AND EXHIBITS TO THE SUBSCRIPTION AGREEMENT

Schedule 2.1	Subsidiaries
Schedule 2.7	Capitalization Table

Exhibit 1:	Form of Certificate of Designation
Exhibit 2:	Form of Opinion